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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per share(1)	Maximum aggregate offering price	Amount of registration fee(2)

Shares of common stock, par value $0.01 per share	290,514	$76.69	$22,279,519	$2,588.88

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low price for the registrant's common stock on August 24, 2015 as reported by the NASDAQ Global Select Market.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This shall be deemed to update the "Calculation of Registration Fee" table in the registrant's registration statement on Form S-3, filed with the Securities and Exchange Commission on February 27, 2015 (File No. 333-202368) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424(b)(7)
Registration No. 333-202368

Prospectus Supplement
(To Prospectus Dated February 27, 2015)

290,514 Shares of Common Stock Underlying Warrant

        This prospectus supplement relates to the resale from time to time by the selling stockholder named herein of 290,514 shares of common stock, par value $0.01 per share, that are issuable upon the exercise of a currently outstanding warrant to purchase common stock. The selling stockholder acquired the warrant to purchase common stock from us in a private placement that closed in September 2014. We are not selling any common stock under this prospectus supplement and will not receive any of the proceeds from the sale of shares by the selling stockholder. We will, however, receive net proceeds of the warrant to the extent exercised for cash.

        The selling stockholder may sell the shares of common stock described in this prospectus supplement in a number of different ways and at varying prices. See "Plan of Distribution" on page S-12. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares. We will not be paying any underwriting discounts or commissions in this offering.

        Our common stock is listed on the Nasdaq Global Select Market ("NASDAQ") under the symbol "LPNT." On August 28, 2015, the last reported sale price of our common stock on the NASDAQ was $80.09 per share.

        Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page S-4 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 31, 2015.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to our common stock. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither we nor the selling stockholder or any agent has authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the selling stockholder or any agent is making an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

MARKET AND INDUSTRY DATA

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include market share and industry data and forecasts that we obtained from industry publications, third-party surveys and internal company surveys. Although we believe that the third-party sources are reliable, neither we nor the selling stockholder have independently verified market industry data provided by third parties or by industry or general publications, and neither we nor the selling stockholder take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the sections entitled "Forward- Looking Statements" and "Risk Factors" below.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        We own or have rights to use the trademarks, trade names and service marks that we use in conjunction with the operation of our business. We own the trademark Making Communities Healthier®, LifePoint Health® and LifePoint®. We do not own any trademark, trade names or service mark of any other company appearing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein.

S-ii

 FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this prospectus supplement and the accompanying prospectus and in reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

  •
  projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items;

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  efforts to reduce the cost of providing healthcare while increasing quality;

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  descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. ("Duke") through Duke LifePoint Healthcare;

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  interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and

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  descriptions of assumptions underlying or relating to any of the foregoing.

        In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, for example, we make forward-looking statements, including statements discussing our expectations about:

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  future financial performance and condition;

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  future liquidity and capital resources;

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  future cash flows;

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  existing debt;

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  changes in depreciation and amortization expenses;

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  our business strategy and operating philosophy;

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  effects of competition in a hospital's market;

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  costs of providing care to our patients;

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  our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance;

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  the impact of national healthcare reform;

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  other income from electronic health records ("EHR");

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  anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to recent acquisitions and the expectation that capital commitments could be a significant component of future acquisitions;

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  timeframes for completion of capital projects;

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  implementation of supply chain management and revenue cycle functions;

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  the impact of accounting methodologies;

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  industry and general economic trends;

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  patient shifts to lower cost healthcare plans which generally provide lower reimbursement;

S-iii

  •
  reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions;

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  patient volumes and related revenues;

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  claims and legal actions relating to professional liabilities;

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  governmental investigations and voluntary self-disclosures; and

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  physician recruiting and retention.

        Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

        There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors, as well as other factors such as market, operational, liquidity, interest rate and other risks, are described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Any factor described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein could by itself, or together with one or more factors, adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein that could also cause results to differ from our expectations.

S-iv

 SUMMARY

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and does not contain all of the information you should consider before investing in our common stock. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. Please read "Risk Factors" beginning on page S-4 of this prospectus supplement for more information about important risks that you should consider before buying our common stock. Unless otherwise indicated or the context otherwise requires, LifePoint Health, Inc. (formerly LifePoint Hospitals, Inc.) and its subsidiaries are referred to herein as "LifePoint," the "Company," "we," "our" or "us."

 Our Company

        We own and operate community hospitals, regional health systems, physician practices, outpatient centers, and post-acute facilities in 20 states throughout the United States. At June 30, 2015, on a consolidated basis, we operated 64 hospital campuses, having a total of 7,870 licensed beds. We generate revenues primarily through patient services offered at our facilities. We generated revenues of $1,270.4 million and $1,047.0 million during the three months ended June 30, 2015 and 2014, respectively, and $2,534.1 million and $2,054.2 million during the six months ended June 30, 2015 and 2014, respectively. During the three months ended June 30, 2015 and 2014, respectively, we derived 45.4% and 45.3% of our revenues, collectively, from the Medicare and Medicaid programs and 45.5% and 45.3% during the six months ended June 30, 2015 and 2014, respectively. Payments made to our facilities pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payors, together with certain limited services provided to Medicare recipients, to generate an operating profit. The healthcare industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payors. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our facilities.

        Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open-heart surgery, skilled nursing, psychiatric care and neuro-surgery. In many markets, we also provide outpatient services such as same-day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, six of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

        We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

 The Private Placement

        On September 1, 2014, as partial consideration in connection with our acquisition of Conemaugh Health System, we issued a warrant to the selling stockholder to purchase 290,514 shares of our common stock at an exercise price of $74.15 per share. The warrant becomes exercisable ratably beginning one year from the date of issuance to three years after the date of issuance. 98,774 shares of common stock underlying the warrant become exercisable one year from its issuance, an additional 95,870 shares of common stock underlying the warrant become exercisable two years from its issuance, and an additional 95,870 shares of common stock underlying the warrant become exercisable three years from its issuance. The warrant expires ten years from the date of issuance. No underwriters were involved with the issuance of the warrant. The warrant was issued in reliance on an exemption from registration requirements of the Securities Act of 1933, as amended (the "Securities Act") afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction not involving a public offering.

Additional Information

        We are a Delaware corporation. Our principal executive offices are located at 330 Seven Springs Way, Brentwood, Tennessee 37027 and our telephone number at that address is (615) 920-7000. Our corporate website address is www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus and you should not rely on that information.

 The Offering

Issuer	LifePoint Health, Inc.
Securities Offered by the Selling Stockholder

290,514 shares of common stock issuable upon the exercise of a currently outstanding warrant at an exercise price of $74.15 per share. We issued the warrant to the selling stockholder in a private placement that closed in September 2014.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus supplement. Upon exercise by the selling stockholder of the warrant for cash, the selling stockholder would pay us the exercise price set forth in the warrant. We expect to use any such proceeds for general corporate purposes.

Risk Factors	See "Risk Factors" beginning on page S-4 of this prospectus supplement for important information regarding us and an investment in our common stock.
Market for our common stock	Our common stock is listed on the NASDAQ under the symbol "LPNT."

RISK FACTORS

        You should carefully consider the risks described below and those incorporated by reference in this prospectus supplement and the accompanying prospectus, including those described in our Annual Report on Form 10-K for the year ended December 31, 2014, before making an investment in our common stock. Any of the risks described herein or therein could have a material adverse effect on our results of operation and financial condition. In such case, you may lose all or part of your investment in our common stock.

 Risks Related to Our Common Stock

Our stock price may be volatile, and you may lose some or all of your investment.

        The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

  •
  variations in our operating performance and the performance of our competitors;

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  actual or anticipated fluctuations in our quarterly or annual operating results;

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  publication of research reports by securities analysts about us or our competitors or our industry;

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  our failure or the failure of our competitors to meet analysts' projections or guidance that we or our competitors may give to the market;

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  the passage of legislation or other regulatory developments affecting us or our industry;

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  additions and departures of key personnel;

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  strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments or changes in business strategy;

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  speculation in the press or investment community;

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  changes in accounting principles;

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  terrorist acts, acts of war or periods of widespread civil unrest;

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  natural disasters and other calamities; and

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  changes in general market and economic conditions and volatility in the stock market generally.

        In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management's attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Future sales of our common stock could adversely affect the market price.

        We have a large number of shares outstanding and available for resale. Sales by us or our stockholders of a substantial number of our shares of common stock in the public market after this offering, or the possibility that these sales may occur, could cause the market price for our common stock to decline. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell our common stock or other equity securities in the future at a time and at a price that we deem appropriate. As of July 24, 2015, 44,408,519 of our shares will be outstanding, most of which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by our affiliates, sales of which will be limited by Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, absent registration under the Securities Act.

Your percentage ownership in us may be diluted by future issuances of capital stock, which could reduce your influence over matters on which stockholders vote.

        Our board of directors has the authority, without action or vote of our stockholders, to issue all or any part of our authorized but unissued shares of common stock, including shares issuable upon the exercise of options, or shares of our authorized but unissued preferred stock. Issuances of common stock or voting preferred stock would reduce your influence over matters on which our stockholders vote and, in the case of issuances of preferred stock, would likely result in your interest in us being subject to the prior rights of holders of that preferred stock.

 USE OF PROCEEDS

        We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus supplement. Upon exercise by the selling stockholder of the warrant for cash, the selling stockholder would pay us the exercise price set forth in the warrant. We expect to use any such proceeds for general corporate purposes.

 SELLING STOCKHOLDER

        We are registering the resale from time to time by the selling stockholder of 290,514 shares of common stock issuable upon the exercise of an outstanding warrant to purchase common stock. 1889—CHS Foundation, Inc. (formerly Conemaugh Health System Inc.), the selling stockholder, acquired the warrant on September 1, 2014, as partial consideration in connection with our acquisition of Conemaugh Health System. The warrant has an exercise price of $74.15 per share. The selling stockholder may also elect to exercise the warrant pursuant to a cashless exercise, in which case the number of shares of common stock issued to the selling stockholder upon exercise of the warrant will be reduced. The warrant becomes exercisable ratably beginning one year from the date of issuance to three years after the date of issuance. 98,774 shares of common stock underlying the warrant become exercisable one year from its issuance, an additional 95,870 shares of common stock underlying the warrant become exercisable two years from its issuance, and an additional 95,870 shares of common stock underlying the warrant become exercisable three years from its issuance. The warrant expires ten years from the date of issuance.

        We do not know when or in what amounts the selling stockholder may offer the shares of common stock for sale. The selling stockholder might not sell any or all of the shares of common stock offered by this prospectus supplement. Because the selling stockholder may offer all or some of the shares of common stock pursuant to this offering, and because currently no sale of any of the shares of common stock is subject to any agreements, arrangements or understandings, we cannot estimate the number of the shares of common stock that will be held by the selling stockholder after completion of the offering.

        The table below includes information regarding ownership of our common stock by the selling stockholder and the number of shares that may be sold by it under this prospectus supplement. There are no material relationships with the selling stockholder other than our September 2014 acquisition of Conemaugh Health System, pursuant to which the selling stockholder acquired the warrant.

        We have prepared this table based on information supplied to us by or on behalf of the selling stockholder.

			Common Stock Beneficially Owned After the Offering(1)
	Common Stock Beneficially Owned Prior to the Offering(1)(2)
		Common Stock Registered for Resale(3)
Name of Selling Stockholder			Number(4)	Percentage(4)
1889—CHS Foundation, Inc.(5)	98,774	290,514	0	*

*
Less than 1%.

(1)
Pursuant to Securities and Exchange Commission rules, a person is deemed to beneficially own a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)
Includes only those shares of common stock that the selling stockholder has the right to receive upon exercise of the warrant that are exercisable within 60 days of the date of this prospectus supplement.

(3)
Includes all shares of common stock that the selling stockholder has the right to receive upon the cash exercise of the outstanding warrant, including those that become exercisable in 2016 and 2017.

(4)
Assumes sale of all shares available for sale under this prospectus supplement and no further acquisitions of shares of common stock by the selling stockholder.

(5)
The address for 1889—CHS Foundation, Inc. is 4 Valley Pike, Johnstown, Pennsylvania 15905.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

        The following is a summary of certain material U.S. federal income tax considerations for non-U.S. holders (as defined below) relating to the acquisition, ownership and disposition of common stock issued pursuant to this offering. This summary deals only with common stock held as a capital asset (within the meaning of Section 1221 of the Internal Revenue Code, or the Code) by a holder and does not discuss the U.S. federal income tax considerations applicable to a holder that is subject to special treatment under U.S. federal income tax laws, including, but not limited to:

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  banks, insurance companies or other financial institutions;

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  persons subject to the alternative minimum tax;

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  tax-exempt organizations;

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  an integral part or controlled entity of a foreign sovereign;

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  dealers in securities or currencies;

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  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

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  controlled foreign corporations or passive foreign investment companies;

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  certain former citizens or long-term residents of the United States;

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  persons who hold our common stock as a position in a hedging transaction, "straddle", "conversion transaction" or other risk reduction transaction;

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  persons deemed to sell our common stock under the constructive sale provisions of the Code; or

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  persons that own, actually or constructively, more than 5% of our shares.

        This summary is based upon provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, published rulings and judicial decisions, all as in effect as of the date hereof. Those authorities may be changed, perhaps retroactively, or may be subject to differing interpretations, which could result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income tax, does not deal with all tax considerations that may be relevant to non-U.S. holders in light of their personal circumstances and does not address the Medicare tax imposed on certain investment income or any state, local, foreign, gift, estate or alternative minimum tax considerations.

        For purposes of this discussion, a "U.S. holder" is a beneficial holder of common stock that is: an individual citizen or resident of the United States; a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For purposes of this discussion a "non-U.S. holder" is a beneficial holder of common stock that is neither a U.S. holder nor a partnership (or any other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes).

        If a partnership (or an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) holds common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding common stock is urged to consult its own tax advisors.

        PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THEIR PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR SPECIFIC SITUATIONS, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND ANY OTHER U.S. FEDERAL TAX LAWS (INCLUDING THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS).

 Distributions on our Common Stock

        Subject to the discussion below under "—Foreign Account Tax Compliance Act," distributions paid with respect to common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid out of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits will be treated as a return of capital and will first be applied to reduce the non-U.S. holder's tax basis in its common stock, but not below zero. Any remaining amount will then be treated as gain from the sale or exchange of the common stock and will be treated as described under "—Disposition of our Common Stock" below.

        Distributions treated as dividends that are paid to a non-U.S. holder with respect to shares of our common stock will generally be subject to U.S. federal withholding tax at a rate of 30% (or lower applicable income tax treaty rate) of the gross amount of the dividends unless the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and dividends with respect to the common stock are effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment, then although the non-U.S. holder will generally be exempt from the 30% U.S. federal withholding tax, provided certain certification requirements are satisfied, the non-U.S. holder will be subject to U.S. federal income tax on those dividends on a net income basis at regular graduated U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits for the taxable year, as adjusted under the Code. To claim the exemption from withholding with respect to any such effectively connected income, the non-U.S. holder must generally furnish to us or our paying agent a properly executed IRS Form W-8ECI (or applicable successor form). A non-U.S. holder of shares of our common stock who wishes to claim the benefit of an exemption or reduced rate of withholding tax under an applicable treaty must furnish to us or our paying agent a valid IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or applicable successor form), certifying such holder's qualification for the exemption or reduced rate. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the non-U.S. holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

Disposition of our Common Stock

        Non-U.S. holders may recognize gain upon the sale, exchange, redemption or other taxable disposition of common stock. Subject to discussions below regarding backup withholding and foreign accounts, such gain generally will not be subject to U.S. federal income tax unless: (i) that gain is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); (ii) the non-U.S. holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year of that disposition, and certain other conditions are met; or (iii) we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the holder's holding period for our common stock, and certain other requirements are met. We have not determined whether we are a U.S. real property holding corporation, and no assurance can be given that we are not or will not become one in the future. If, however, we are or become a U.S. real property holding corporation, so long as our common stock is regularly traded on an established securities market, generally only a non-U.S. holder who holds or held directly or indirectly (at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder's holding period) more than five percent of our common stock will be subject to United States federal income tax on the disposition of our common stock. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a U.S. real property holding corporation.

        If a non-U.S. holder is an individual described in clause (i) of the preceding paragraph, the non-U.S. holder will generally be subject to tax on a net income basis at the regular graduated U.S. federal individual income tax rates in the same manner as if such holder were a resident of the United States, unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is an individual described in clause (ii) of the preceding paragraph, the non-U.S. holder will generally be subject to a flat 30% tax on the gain, which may be offset by certain U.S. source capital losses even though the non-U.S. holder is not considered a resident of the United States, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. If a non-U.S. holder is a foreign corporation that falls under clause (i) of the preceding paragraph, it will be subject to tax on a net income basis at the regular graduated U.S. federal corporate income tax rates in the same manner as if it were a resident of the United States and, in addition, the non-U.S. holder may be subject to the branch profits tax at a rate equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits.

Information Reporting and Backup Withholding Tax

        We report to our non-U.S. holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. All distributions to holders of common stock are subject to any applicable withholding. Information-reporting requirements apply even if no withholding was required because the distributions were effectively connected with the non-U.S. holder's conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to "backup withholding" at the then-applicable rate, which is currently 28%. Backup withholding, however, generally will not apply to distributions to a non-U.S. holder of our common stock, provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI (as applicable), or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale of a non-U.S. holder's shares of our common stock outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. If a non-U.S. holder sells its shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, however, the broker will be required to report to the IRS the amount of proceeds paid to such non-U.S. holder, and to backup withhold on that amount, unless such non-U.S. holder is an exempt recipient or provides appropriate certification as to its non-U.S. status. Information reporting will also apply if a non-U.S. holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such non-U.S. holder is an exempt recipient or the broker has documentary evidence in its records of such non-U.S. holder's non-U.S. status and certain other conditions are met.

        Backup withholding is not an additional tax but merely an advance payment of U.S. federal income tax, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.

Foreign Account Tax Compliance Act

        Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act ("FATCA"), a 30% withholding tax ("FATCA withholding") may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include dividend payments on, and the gross proceeds from, the sale or other disposition of, our common stock. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-US person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from a sale or other disposition of our common stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

 PLAN OF DISTRIBUTION

        We are registering the shares of common stock issuable to the selling stockholder upon exercise of the warrant to permit the resale of these shares of common stock by the selling stockholder from time to time after the date of this prospectus supplement. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholder may sell all or a portion of the shares of common stock held by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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  in the over-the-counter market;

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  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  broker-dealers may agree with a selling securityholder to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        The selling stockholder may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus supplement. In addition, the selling stockholder may transfer the shares of common stock by other means not described in this prospectus supplement. If the selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

        In connection with sales of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of common stock short and deliver shares of common stock covered by this prospectus supplement to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

        The selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus supplement or any amendment to this prospectus supplement under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the prospectus supplement to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus supplement. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus supplement.

        To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriter, dealer or agent, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus supplement forms a part.

        The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, the selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act in accordance with the warrant agreement.

 LEGAL MATTERS

        The validity of our common stock offered hereby will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

        The consolidated financial statements of LifePoint Health, Inc. (formerly LifePoint Hospitals, Inc.) at December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014, incorporated by reference in this prospectus supplement, have been audited by Ernst & Young LLP, independent registered accounting firm, as set forth in their report appearing therein, and are included in reliance upon such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

        This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in, or incorporated by reference in, this prospectus supplement.

  •
  Annual Report on Form 10-K for the year ended December 31, 2014;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015 and June 30, 2015; and

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  Current Reports on Form 8-K filed on March 19, 2015, April 17, 2015, May 11, 2015, June 4, 2015, June 16, 2015 and July 29, 2015.

        We are also incorporating by reference in this prospectus supplement additional documents that we file with the SEC under Sections 13(a), 13(e), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and termination or completion of this offering (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

        You can obtain any of the documents incorporated by reference in this prospectus supplement through us or the SEC. Documents incorporated by reference in this prospectus supplement are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus supplement. You may obtain documents incorporated by reference in this prospectus supplement by requesting them in writing or by telephone from:

LifePoint Health, Inc.
Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

        The information relating to us contained in this prospectus supplement does not purport to be complete and should be read together with the accompanying prospectus and the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus.

        You can also get more information by visiting our investor relations website at http://www.lifepointhealth.net. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and does not constitute a part of this prospectus supplement or the accompanying prospectus and you should not rely on that information.

LIFEPOINT HOSPITALS, INC.

Debt Securities
Guarantees of Debt Securities
Common Stock
Preferred Stock
Warrants

              We may offer from time to time

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  debt securities, which may be senior or subordinated and which may be convertible into shares of our common stock or other debt securities,

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  guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries,

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  shares of our common stock, par value $0.01 per share,

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  shares of our preferred stock, par value $0.01 per share, or

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  warrants to purchase any of the other securities that may be sold under this prospectus.

              We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

              Our common stock is listed on the Nasdaq Global Select Market under the symbol "LPNT."

              The mailing address of our principal executive office is 330 Seven Springs Way, Brentwood, TN 37027. Our telephone number is (615) 920-7000.

              Investing in these securities involves risks. You should carefully review the information under the heading "Risk Factors" on page 3 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, dealers or underwriters. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. The price to the public and our net proceeds from the sale of such securities also will be set forth in the relevant prospectus supplement.

The date of this prospectus is February 27, 2015.

i

ABOUT THIS PROSPECTUS

              This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act") utilizing a "shelf" registration process. Under this shelf process, we may sell, at any time and from time to time, the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading "Where You Can Find More Information."

              This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

              We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

              Unless otherwise stated or the context requires otherwise, references to "LifePoint," "we," "us," "our" and the "Company" refer to LifePoint Hospitals, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

              We make forward-looking statements in this prospectus, other reports and in statements we file with the SEC and/or release to the public. In addition, our senior management makes forward-looking statements orally to analysts, investors, the media and others. Broadly speaking, forward-looking statements include:

  •
  projections of our revenues, net income, earnings per share, capital expenditures, cash flows, debt repayments, interest rates, operating statistics and data or other financial items;

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  efforts to reduce the cost of providing healthcare while increasing quality;

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  descriptions of plans or objectives of our management for future operations, services or growth plans including acquisitions, divestitures, business strategies, core strategies and other initiatives, including our relationship with Duke University Health System, Inc. ("Duke") through Duke LifePoint Healthcare, a joint venture between LifePoint and a wholly-controlled affiliate of Duke;

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  interpretations of Medicare and Medicaid laws and regulations and their effect on our business; and

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  descriptions of assumptions underlying or relating to any of the foregoing.

In this prospectus and the documents incorporated by reference herein, for example, we make forward-looking statements, including statements discussing our expectations about:

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  future financial performance and condition;

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  future liquidity and capital resources;

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  future cash flows;

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  existing debt;

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  changes in depreciation and amortization expenses;

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  our business strategy and operating philosophy;

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  effects of competition in a hospital's market;

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  costs of providing care to our patients;

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  our compliance with new and existing laws and regulations as well as costs and benefits associated with compliance;

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  the impact of national healthcare reform;

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  other income from electronic health records ("EHR");

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  anticipated capital expenditures, including routine projects, investments in information systems and capital projects related to recent acquisitions and the expectation that capital commitments could be a significant component of future acquisitions;

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  timeframes for completion of capital projects;

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  implementation of supply chain management and revenue cycle functions;

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  the impact of accounting methodologies;

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  industry and general economic trends;

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  patient shifts to lower cost healthcare plans which generally provide lower reimbursement;

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  reimbursement changes, including policy considerations and changes resulting from state budgetary restrictions;

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  the amount of reimbursement payments under the New Mexico state program;

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  patient volumes and related revenues;

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  claims and legal actions relating to professional liabilities, governmental investigations and voluntary self-disclosures; and

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  physician recruiting and retention.

              Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements often include words such as "can," "could," "may," "should," "believe," "will," "would," "expect," "project," "estimate," "seek," "anticipate," "intend," "target," "continue," "predict" or similar expressions. You should not unduly rely on forward-looking statements, which give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made. We operate in a continually changing business environment, and new risk factors emerge from time to time. We cannot predict such new risk factors nor can we assess the impact, if any, of such new risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statement. We do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

              There are several factors, some beyond our control that could cause results to differ significantly from our expectations. Some of these factors are described in more detail in the section captioned "Risk Factors." Other factors, such as market, operational, liquidity, interest rate and other risks are described elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Any factor described in this prospectus or the documents incorporated by reference could by itself, or together with one or more factors, adversely affect our business, results of operations and/or financial condition. There may be factors not described in this prospectus or the documents incorporated by reference herein that could also cause results to differ from our expectations.

RISK FACTORS

              Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 and the other documents incorporated by reference in this prospectus (which risk factors are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See "Where You Can Find More Information; Incorporation by Reference" below.

              These risks are not the only ones facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business operations. Any of these risks could materially and adversely affect our business, financial condition or results of operations. In such cases, you may lose all or part of your investment.

OUR COMPANY

              We operate general acute care hospitals primarily in non-urban communities in the United States. At December 31, 2014, on a consolidated basis, we operated 67 hospital campuses in 21 states, having a total of 8,254 licensed beds. Effective January 1, 2015, we sold Lakeland Community Hospital, Northwest Medical Center and Russellville Hospital located throughout northwest Alabama. Upon completion of this sale, we operated 64 hospital campuses in 21 states, having a total of 8,024 licensed beds. We generate revenues primarily through hospital services offered at our facilities. We generated $4,483.1 million, $3,678.3 million and $3,391.8 million in revenues during the years ended December 31, 2014, 2013 and 2012, respectively.

              Our hospitals typically provide the range of medical and surgical services commonly available in hospitals in non-urban markets. These services include general surgery, internal medicine, obstetrics, emergency room care, radiology, oncology, diagnostic care, coronary care, rehabilitation services, pediatric services, and, in some of our hospitals, specialized services such as open-heart surgery, skilled nursing, psychiatric care and neuro-surgery. In many markets, we also provide outpatient services such as same-day surgery, laboratory, x-ray, respiratory therapy, imaging, sports medicine and lithotripsy. The services provided at any specific hospital depend on factors such as community need for the service, whether physicians necessary to operate the service line safely are members of the medical staff of that hospital, whether the service might be supported by community residents, and any contractual or certificate of need restrictions that exist. Like most hospitals located in non-urban markets, our hospitals do not engage in extensive medical research and medical education programs. However, six of our hospitals have affiliations with medical schools, including the clinical rotation of medical and pharmacy students, and two of our hospitals own and operate schools of nursing and other allied health professions.

              We seek to fulfill our mission of Making Communities Healthier® by striving to (1) improve the quality and types of healthcare services available in our communities; (2) provide physicians with a positive environment in which to practice medicine, with access to necessary equipment and resources; (3) develop and provide a positive work environment for employees; (4) expand each hospital's role as a community asset; and (5) improve each hospital's financial performance. We expect our hospitals to be the place where patients choose to come for care, where physicians want to practice medicine and where employees want to work.

              We derived revenues from the Medicare and Medicaid programs, collectively, of 44.2% and 46.7% during the years ended December 31, 2014 and 2013, respectively. Payments made to our hospitals pursuant to the Medicare and Medicaid programs for services rendered rarely exceed our costs for such services. As a result, we rely largely on payments made by private or commercial payors, together with certain limited services provided to Medicare recipients, to generate an operating profit. The hospital industry continues to endure a period where the costs of providing care are rising faster than reimbursement rates from government or private commercial payors. This places a premium on efficient operation, the ability to reduce or control costs and the need to leverage the benefits of our organization across all of our hospitals.

Corporate Information

              Our principal executive office is located at 330 Seven Springs Way Brentwood, Tennessee, 37027, and our telephone number is (615) 920-7000. Our corporate website address is www.lifepointhospitals.com. Information contained on our website is not a part of, or incorporated by reference in, this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES

              The following table sets forth our ratio of earnings to fixed charges for the years ended December 31, 2014, 2013, 2012, 2011 and 2010. For the purpose of determining the ratio of earnings to fixed charges, "earnings" consist of earnings (loss) before income tax expense (benefit) plus fixed charges, and "fixed charges" consist of interest expense, including amortization of deferred financing costs, plus the portion of rental expense representative of the interest factor.

	Year Ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	2.45x	2.88x	3.08x	3.15x	3.02x

USE OF PROCEEDS

              The use of proceeds from a sale of securities will be described in the prospectus supplement related to the sale of those securities.

DESCRIPTION OF DEBT SECURITIES AND
GUARANTEES OF DEBT SECURITIES

              We may issue debt securities either separately or together with, or upon the conversion of or in exchange for, other securities. We may issue senior debt securities and/or subordinated debt securities. The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series. Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. The form of indenture relating to our senior debt securities and the executed indenture related to our subordinated debt securities have been filed as exhibits to the registration statement of which this prospectus is a part.

              The applicable prospectus supplement and the form of indenture relating to any particular debt securities offered will describe the specific terms of that series. When evaluating an offering of our debt securities, you also should refer to all provisions of the applicable indenture and the debt securities. When we refer to "LifePoint," "we," "us" or "our" in this section or when we otherwise refer to ourselves in this section, we mean LifePoint Hospitals, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

              This section summarizes selected terms of the debt securities that we may offer. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

              We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms that differ from the terms of debt securities of any other series, and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities.

              A prospectus supplement relating to the series of debt securities being offered will describe the specific terms of that series of debt securities, including, where applicable, the following:

  •
  the title and series designation of the series of debt securities and whether the debt securities of the series will be senior debt securities or subordinated debt securities;

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  any limit on the aggregate principal amount of debt securities of the series;

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  the price or prices at which the debt securities of the series will be issued;

  •
  whether the debt securities will be guaranteed and the terms of any such guarantees;

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  the date or dates on which the principal amount and premium, if any, are payable;

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  the interest rate or rates or the method for calculating the interest rate, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, the date or dates from which interest will accrue and the interest payment date on which interest will be payable, subject to our right, if any, to defer or extend an interest payment date and the duration of that deferral or extension;

  •
  the date or dates on which interest, if any, will be payable and the record dates for payment of interest;

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  the place or places where the principal and premium, if any, and interest, if any, will be payable and where the debt securities of the series can be surrendered for transfer, conversion or exchange;

  •
  our right, if any, to redeem the debt securities and the terms and conditions upon which the debt securities of the series may be redeemed, in whole or in part;

  •
  any mandatory or optional sinking fund or analogous provisions;

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  if the debt securities of the series will be secured, any provisions relating to the security provided;

  •
  whether the debt securities of the series are convertible or exchangeable into other debt or equity securities, and, if so, the terms and conditions upon which such conversion or exchange will be effected;

  •
  whether any portion of the principal amount of the debt securities of the series will be payable upon declaration or acceleration of the maturity thereof pursuant to an event of default;

  •
  provisions relating to the modification, supplement or waiver of any provisions of the indenture relating to the debt securities of the series both with and without the consent of holders of the debt securities of such series;

  •
  whether the debt securities of the series, in whole or any specified part, will be defeasible pursuant to the indenture and the manner in which any election by us to defease the debt securities of the series will be evidenced;

  •
  the events of default pertaining to the debt securities of the series;

  •
  covenants pertaining to the debt securities of the series;

  •
  if other than U.S. dollars, the currency or currencies, including composite currencies, of payment of principal of, premium, if any, and interest, if any, on the debt securities of the series;

  •
  whether the debt securities of the series may be satisfied and discharged and, if so, the terms and conditions for such satisfaction and discharge;

  •
  any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

  •
  whether the debt securities of the series are to be issued or delivered (whether at the time of original issuance or at the time of exchange of a temporary security of such series or otherwise), or any installment of principal or any premium or interest is to be payable only, upon receipt of certificates or other documents or satisfaction of other conditions in addition to those specified in the indenture;

  •
  whether the debt securities of the series are to be issued in fully registered form without coupons or are to be issued in the form of one or more global securities in temporary global form or permanent global form;

  •
  whether the debt securities of the series are to be issued in registered or bearer form, the terms and conditions relating to the applicable form, including, but not limited to, tax compliance, registration and transfer procedures and, if in registered form, the denominations in which we will issue the registered securities if other than $1,000 or a multiple thereof and, if in bearer form, the denominations in which we will issue the bearer securities;

  •
  any special United States federal income tax considerations applicable to the debt securities of the series;

  •
  any addition to or change in the covenants set forth in the indenture that apply to the debt securities of the series; and

  •
  any other terms of the debt securities of the series not inconsistent with the provisions of the indenture.

              The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series. In addition, the prospectus supplement relating to a series of subordinated debt securities will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

              Debt securities may be issued at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

              The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

Subordination Provisions Relating to Subordinated Debt

              Debt securities may be subject to contractual subordination provisions contained in the subordinated debt securities indenture. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before a defined class of "senior indebtedness" is paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness. If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will include a description of the subordination provisions and the definition of senior indebtedness that apply to the subordinated debt securities.

              If the trustee under the subordinated debt indenture or any holder of the series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of senior indebtedness.

              Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

Conversion and Exchange Rights

              The debt securities of a series may be convertible into or exchangeable for certain of our other securities, if at all, according to the terms and conditions described in the applicable prospectus supplement. Such terms will include the conversion or exchange price and any adjustments thereto, the conversion or exchange period, provisions as to whether conversion or exchange will be mandatory, at our option or at the option of the holders of that series of debt securities, and provisions affecting conversion or exchange in the event of the redemption of that series of debt securities.

The Trustees under the Indentures

              A trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or any of our affiliates with the same rights it would have if it were not a trustee. If, however, any trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue to act as trustee or resign.

              The holders of a majority in principal amount of the then outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that if an event of default occurs and is continuing, a trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent person in the conduct of its own affairs. Subject to such provisions, a trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Global Securities

              The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary for such series or a nominee of such successor depositary. The specific terms of the depository arrangement will be described in the applicable prospectus supplement.

Subsidiary Guarantees

              Debt securities may be guaranteed by certain of our domestic subsidiaries. The prospectus supplement will describe the terms of any guarantees, including, among other things, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Applicable Law

              The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

              The following description of our capital stock is not meant to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and our fifth amended and restated bylaws.

Authorized Capital Stock

              Our authorized capital stock consists of 90,000,000 authorized shares of common stock, par value $0.01 per share, and 10,000,000 authorized shares of preferred stock, of which 90,000 shares are designated as series A junior participating preferred stock, par value $0.01 per share (the "Series A Preferred Stock"). As of December 31, 2014 approximately 66.3 million shares of our common stock were issued with approximately 21.7 million shares held in treasury for a total of approximately 44.6 million shares, net issued and outstanding. The total number of our shares issued and outstanding excludes 3.9 million shares reserved for issuance upon the vesting of restricted stock units or upon the exercise of stock options for outstanding awards granted under our various stockholder-approved stock-based compensation plans as well as 0.3 million shares reserved for issuance upon the exercise of an issued and outstanding warrant.

Common Stock

              Holders of our common stock are entitled to one vote for each share they hold on all matters voted on by our stockholders, and are not entitled to cumulate votes for the election of directors. Subject to any preferences that may be applicable to any outstanding preferred stock, the holders of shares of our common stock are entitled to receive any dividends that may be declared from time to time by our board of directors out of assets or funds legally available to pay dividends. In the event of our liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to the prior distribution rights of holders of shares of our preferred stock, if any are then outstanding.

Preferred Stock

              We may issue up to 10,000,000 shares of preferred stock. Our board of directors will have the authority to issue preferred stock in one or more series and to fix for each series the voting powers, full, limited or none, and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereon, and the number of shares constituting any series and the designations of the series, without any further vote or action by our stockholders. Because the terms of the preferred stock may be fixed by our board of directors without stockholder action, the preferred stock could be issued quickly with terms calculated to defeat a proposed takeover of our company, or to make the removal of our management more difficult. Under certain circumstances, this could have the effect of decreasing the market price of our common stock.

              In connection with the stockholder rights plan that we adopted, our amended and restated certificate of incorporation provides for the issuance of 90,000 shares of preferred stock designated as the Series A Preferred Stock. As of December 31, 2014, there was no Series A Preferred Stock outstanding. For additional information about the Series A Preferred Stock, see "—Preferred Stock Purchase Rights" below.

Preferred Stock Purchase Rights

              We have entered into an amended and restated stockholder rights agreement with American Stock Transfer & Trust Company, LLC, as rights agent. Pursuant to the rights agreement, each outstanding share of our common stock is accompanied by one preferred stock purchase right. Each right entitles its registered holder to purchase from us one one-thousandth of a share of Series A Preferred Stock at a price of $125 per one one-thousandth of a share, subject to adjustment.

              Each share of Series A Preferred Stock will be entitled, when, as and if declared, to a preferential quarterly dividend payment in an amount equal to the greater of $10 or 1,000 times the aggregate of all dividends declared per share of our common stock. In the event of our liquidation, dissolution or winding up, the holders of Series A Preferred Stock will be entitled to a minimum preferential liquidation payment equal to $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions made per share of our common stock. Each share of Series A Preferred Stock will entitle its holder to 1,000 votes on all matters submitted to a vote of our stockholders. In the event of any consolidation, merger, combination or other transaction in which shares of our common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the aggregate amount of stock, securities, cash and/or other property (payable in kind) as the case may be, into which or for which each share of our common stock is changed or exchanged. The rights of Series A Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

              Initially, the rights will attach to all our common stock certificates, and no separate rights certificates will be issued. Separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the earlier to occur of the tenth day after:

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  a public announcement that a person or group of affiliated or associated persons, which we refer to in this joint proxy statement/prospectus as an acquiring person, has acquired beneficial ownership of 15% or more of our outstanding common stock; or

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  a date as may be determined by action of our board of directors following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock. Prior to the time that a person would otherwise become an acquiring person, however, our board of directors may determine that this person is not an acquiring person for purposes of the rights agreement.

              The rights agreement provides that, until the rights distribution date (or earlier redemption or expiration of the rights):

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  the rights will be transferred with and only with the certificates of our common stock,

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  common stock certificates issued upon transfer or new issuances of our common stock will contain a notation incorporating the rights agreement by reference, and

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  the surrender for transfer of any certificates for our common stock also will constitute the transfer of the rights associated with the common stock represented by the certificate.

              The rights will not be exercisable until the rights distribution date. The rights will expire on February 25, 2019, unless the expiration date is extended or unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

              If a person or group becomes an acquiring person (with certain limited exceptions), each holder of a right will thereafter have the right to receive, upon exercise, our common stock (or, in certain circumstances, Series A Preferred Stock or other similar securities of ours) having a value equal to two times the exercise price of the right. Notwithstanding any of the foregoing, following the time that a person or group becomes an acquiring person, all rights that are, or (under circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void.

              In the event that we are acquired in a merger or other business combination transaction, or 50% or more of its consolidated assets or earning power are sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of the transaction will have a market value of two times the exercise price of the right.

              At any time after any person or group becomes an acquiring person and prior to the acquisition by the person or group of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the rights (other than rights owned by the person or group, which will have become void), in whole or in part, at an exchange ratio of one share of our common stock or one one-thousandth of a share of Series A Preferred Stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), as the case may be, per right (subject to adjustment).

              At any time prior to a person or group becoming an acquiring person, our board of directors may redeem the rights, in whole but not in part, at a redemption price of $0.01 per right. The redemption of the rights may be made effective at that time and on that basis with those conditions that our board of directors, in its sole discretion, may establish. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

              The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after the existence of an acquiring person no amendment may adversely affect the interests of the holders of the rights (other than the acquiring person).

              The number of outstanding rights and the number of one one-thousandths of a share of Series A Preferred Stock issuable upon exercise of each right are subject to adjustment under circumstances specified in the rights agreement.

              Until a right is exercised, the holder thereof, as a holder of the right, will not have any rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

              The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not determined by our board of directors to be in the best interests of all our stockholders. The rights should not interfere with any merger or other business combination approved by our board of directors because, subject to the limitations described above, the rights may be redeemed by us at $0.01 per right prior to the time that a person or group has become an acquiring person.

Anti-Takeover Provisions—Our Amended and Restated Certificate of Incorporation, Our Fifth Amended and Restated Bylaws and the DGCL

              Provisions in our amended and restated certificate of incorporation and fifth amended and restated bylaws might make it harder for a person or group to acquire us through a tender offer, proxy contest or otherwise. These provisions, include, for example, terms providing for:

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  the rights described above under the heading "—Preferred Stock Purchase Rights";

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  the issuance of "blank check" shares of our preferred stock by our board of directors without the approval of holders of our common stock;

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  higher stockholder voting requirements for certain transactions, including business combinations with specified related parties (i.e., a "fair price provision");

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  a prohibition on taking actions by written consent of our stockholders;

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  restrictions on who is eligible to call a special meeting of our stockholders;

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  stockholder proposals to be brought before an annual meeting must comply with advance notice procedures;

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  classification of our board of directors into three classes; and

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  the removal of directors only for cause and only by a vote of 80% of our outstanding voting power.

              These provisions may also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of our company, although these proposals, if made, might be considered desirable by a majority of our stockholders. A further effect of these provisions (as compared to not including these provisions in our amended and restated certificate of incorporation and fifth amended and restated bylaws) could be to make it more difficult for third parties to cause the replacement of our board of directors. These provisions have been designed to enable us to develop our business and foster our long-term growth without the disruptions caused by the threat of a takeover not deemed by our board of directors to be in the best interest of us and our stockholders.

              We are governed by the provisions of Section 203 of the DGCL. Subject to specified exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the time of the transaction in which the person became an interested stockholder. Subject to specified exceptions, for purposes of Section 203, an "interested stockholder" is defined as a person who, together with the person's affiliates and associates, owns, or within three years has owned, 15% or more of the corporation's voting stock. For purposes of Section 203, a "business combination" includes a merger, consolidation, sale or other disposition of assets having an aggregate value in excess of 10% of either the aggregate market value of the consolidated assets of the corporation or the aggregate market value of all the outstanding stock of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation or which provide the interested stockholder with a financial benefit. These restrictions would not apply if:

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  our board of directors approved the transaction which resulted in the stockholder becoming an interested stockholder;

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  upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of our company (excluding shares owed by officers, directors, or specified employee purchase plans); or

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  at or subsequent to the time the transaction was approved by our board of directors, there was an affirmative vote of at least 66.66% of the outstanding voting stock of our company.

              The business combinations provisions of Section 203 of the DGCL may have the effect of prohibiting, deterring or delaying merger proposals, tender offers or other attempts to effect a change in control of our company that are not negotiated with and approved by our board of directors.

Limited Liability and Indemnification Provisions

              Our amended and restated certificate of incorporation limits, to the fullest extent now or hereafter permitted by the DGCL, the liability of a director to us or our stockholders for monetary damages for breach of his or her fiduciary duties as a director, except for liability:

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  for a breach of the director's duty of loyalty to us or our stockholders;

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  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  under Section 174 of the DGCL, relating to prohibited dividends, distributions and repurchases or redemptions of stock; or

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  for any transaction from which the director derives an improper personal benefit.

              This provision, however, will have no effect on the availability of equitable remedies, including injunctions and rescissions. Additionally, this provision will not limit liability under state or federal securities laws.

              Our amended and restated certificate of incorporation contains provisions for indemnification of directors and officers to the fullest extent permitted by federal or state securities law. Our amended and restated certificate of incorporation also permits us to maintain and pay premiums on an insurance policy on behalf of our directors and officers covering losses arising from claims based on breaches of duty, negligence, error and other wrongful acts. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors.

Forum Selection

              Our fifth amended and restated bylaws provides, unless we consent in writing to an alternative forum, that the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or other agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or our By-Laws, or (iv) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located in the State of Delaware or, if no state court located in the State of Delaware has jurisdiction, the federal district court of the District of Delaware). Any person that purchases or otherwise acquires an interest in our stock will be deemed to have notice of and agree to comply with the foregoing provisions.

Stock Exchange Listing

              Our common stock is listed on the Nasdaq Global Select Market under the symbol "LPNT."

Transfer Agent and Registrar

              The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar designated for our common stock will be identified in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

              We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

              This section summarizes the general terms of the warrants that we may offer. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. A prospectus supplement will describe the specific terms of the particular series of warrants offered thereby, which may be in addition to or different from the general terms summarized in this section. The summaries in this section and the applicable prospectus supplement do not describe every aspect of the warrants. If any particular terms of a series of warrants described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will be deemed to supersede the terms described in this prospectus. When evaluating an offering of our warrants, you also should refer to all the provisions of the applicable warrant agreement, the certificates representing the warrants and the specific descriptions in the applicable prospectus supplement. The applicable warrant agreement and warrant certificates will be filed as exhibits to or incorporated by reference in the registration statement.

General

              A prospectus supplement, as well as the related warrant agreement and warrant certificates, will describe the terms of the series of warrants being offered, including the following, where applicable:

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  the principal amount or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

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  the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

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  the procedures and conditions relating to the exercise of the warrants;

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  the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

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  the offering price of the warrants, if any;

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  the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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  a discussion of any special United States federal income tax considerations applicable to the warrants;

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  whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

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  call provisions of the warrants, if any;

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  antidilution provisions of the warrants, if any; and

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  any other material terms of the warrants.

Exercise of Warrants

              A warrant will entitle the holder to purchase that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to that series of warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m. Eastern Standard Time on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m. Eastern Standard Time on the expiration date, unexercised warrants will become void. Upon receipt of payment of the exercise price and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

              Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of such warrants and will not be entitled to:

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  in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

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  in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

              Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

              We may offer and sell the securities described in this prospectus from time to time. We may sell the securities to one or more underwriters for public offering and sale by them; directly to investors; through agents or dealers; or we may use a combination of these methods. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We also reserve the right to sell securities directly to investors in those jurisdictions where we are authorized to do so.

              The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale.

              If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

              If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

              Any underwriter, dealer or agent that will participate in a distribution of securities will be identified in the applicable prospectus supplement or other offering materials.

              Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

              Securities may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq Global Select Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales "at the market" to or through one or more market makers or into an existing trading market, on an exchange or otherwise, for securities; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the securities which is not expected to exceed that customary in the types of transactions involved.

              In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

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  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

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  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

              If so indicated in the applicable prospectus supplement, we may authorize dealers acting as our agents to solicit offers by institutions to purchase securities from us or the dealers at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but such contracts will in all cases be subject to approval by us.

              In the event we sell securities directly to investors, no underwriters, agents or dealers would be involved. We may use electronic media, including the internet, to offer and sell securities directly.

              The securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. We may enter into agreements with remarketing firms that entitle them to indemnification by us against certain liabilities, including liabilities under the Securities Act.

              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement will indicate, in connection with those derivatives, if such third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

              The securities may or may not be listed on a national securities exchange or a foreign securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any such securities.

              One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

LEGAL MATTERS

              The validity of the notes offered hereby will be passed upon for us by White & Case LLP, New York, New York. Certain matters under Alabama law, Florida law, Tennessee law and Texas law will be passed upon by Waller Lansden Dortch & Davis, LLP. Certain matters under Arizona law will be passed upon by Coppersmith Brockelman PLC. Certain matters under Colorado law will be passed upon by Gordon & Rees, LLP. Certain matters under Indiana law will be passed upon by Bingham Greenebaum Doll LLP. Certain matters under Kansas law will be passed upon by Polsinelli PC. Certain matters under Kentucky law, Mississippi law, Virginia law and West Virginia law will be passed upon by Hancock, Daniel, Johnson & Nagle, P.C. Certain matters under Louisiana law will be passed upon by Taylor Porter Brooks & Phillips, L.L.P. Certain matters under Michigan law will be passed upon by Plunkett Cooney, P.C. Certain matters under Nevada law will be passed upon by Gordon & Silver, Ltd. Certain matters under New Mexico law will be passed upon by Lewis Roca Rothgerber LLP. Certain matters under Oregon law and Washington law will be passed upon by Stoel Rives LLP. Certain matters under Pennsylvania law will be passed upon by Stradley Ronon Stevens & Young, LLP.

EXPERTS

              The consolidated financial statements of LifePoint Hospitals, Inc., included in LifePoint Hospitals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2014, and the effectiveness of LifePoint Hospitals, Inc.'s internal control over financial reporting as of December 31, 2014 (excluding the internal control over financial reporting of Wilson Medical Center, Rutherford Regional Medical Center, Haywood Regional Medical Center, Harris Regional Hospital, Swain County Hospital, Conemaugh Memorial Medical Center, Meyersdale Medical Center and Miners Medical Center), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on the effectiveness of LifePoint Hospitals, Inc.'s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Wilson Medical Center, Rutherford Regional Medical Center, Haywood Regional Medical Center, Harris Regional Hospital, Swain County Hospital, Conemaugh Memorial Medical Center, Meyersdale Medical Center and Miners Medical Center from the scope of such firm's audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

              We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at http://www.sec.gov.

              This prospectus incorporates by reference the documents set forth below that LifePoint has previously filed with the SEC. These documents contain important information about LifePoint. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in, or incorporated by reference in, this prospectus.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

  •
  Proxy Statement on Schedule 14A filed with the SEC on April 23, 2014.

              We are also incorporating by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and termination or completion of this exchange offer (excluding any information furnished pursuant to Items 2.02 or 7.01 on any current report on Form 8-K).

              You can obtain any of the documents incorporated by reference through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

LifePoint Hospitals, Inc.

Attention: Investor Relations
330 Seven Springs Way
Brentwood, Tennessee 37027
Telephone: (615) 920-7000

              You can also get more information by visiting our investor relations website at http://www.lifepointhospitals.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

290,514 Shares of Common Stock Underlying Warrant

Prospectus Supplement

August 31, 2015